Exhibit 5.1

Tel-Aviv, March 25, 2025

RedHill Biopharma Ltd.
21 Ha'arba'a St.
Tel Aviv 6473921
Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on March 25, 2025 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 2,000,000,000 of the Company’s ordinary shares, par value NIS 0.01 per share (the “Plan Shares”), reserved for future issuance under the Company’s Amended and Restated Award Plan (2010) (the “Plan”).

In our capacity as outside Israeli counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Articles of Association of the Company, as amended, (ii) the Plan, and (iii) resolutions of the Company’s board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plan, pursuant to agreements with respect to the Plan, and, as the case may be, pursuant to the terms of the awards that may be granted under the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Goldfarb Gross Seligman & Co.